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                                                                   Exhibit 8.2

                         [KIRKLAND & ELLIS LETTERHEAD]


                                 June 18, 1996

FMC Gold Company
200 East Randolph Drive
Chicago, Illinois  60601

Meridian Gold Inc.
5011 Meadowood Way
Reno, Nevada  89502


     Re:  Meridian Gold Inc.
          ------------------

Dear Sirs:

     In connection with the proposed distribution of shares of Common Stock of Meridian Gold Inc., as described in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on June 18, 1996, you have requested our legal opinion concerning certain United States federal income tax consequences of the receipt and ownership of such shares.

     The statements in the Registration Statement under the caption "Certain United States Federal Tax Considerations" fairly describe the material United States federal tax consequences of the receipt and ownership of shares of Common Stock of Meridian Gold Inc.

     The opinion set forth herein is based on relevant provisions of the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), and interpretations thereof by the courts and the Internal Revenue Service, all as they exist at the date of this letter. All such provisions of the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any such change could affect any or all of the conclusions set forth in this opinion.
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                               KIRKLAND & ELLIS


FMC Gold Company
Meridian Gold Inc.
June 18, 1996
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                             Very truly yours,



                                             Kirkland & Ellis